Exhibit 99.1


         Southwest Water Acquires Utility in Southeast Texas


    LOS ANGELES--(BUSINESS WIRE)--May 4, 2007--Southwest Water Company (NASDAQ:SWWC) today announced that it has acquired Diamond Water
Company and Water Services, Inc., consisting of 14 water systems that serve approximately 7500 residents northwest of San Antonio.

    "This acquisition extends our footprint in the high growth area around San Antonio," said Mark A. Swatek, chief executive officer and chairman of Southwest Water. "We look forward to serving our new customers in this important market."

    Southwest Water Company provides a broad range of services including water production, treatment and distribution; wastewater collection and treatment; utility billing and collection; utility infrastructure construction management; and public works services. The company owns regulated public utilities and also serves cities, utility districts and private companies under contract. More than two million people from coast to coast depend on Southwest Water for high-quality, reliable service. Additional information may be found on the company's website: www.swwc.com.


    CONTACT: Southwest Water Company
             DeLise Keim, VP, Corp. Communications, (213) 929-1846 www.swwc.com or
             PondelWilkinson Inc.
             Robert Jaffe, (310) 279-5969
             www.pondel.com